Exhibit 99.1

For Immediate Release

NASDAQ:GFED

www.gbankmo.com

Contact:	Carlye Wannenmacher, Director of Marketing
Guaranty Bank
2144 E. Republic Road, Ste. F200
Springfield, MO 65804
417.885.0515

CRAIG DUNN joins guaranty bank as CHIEF COMMERCIAL BANKING OFFICER

SPRINGFIELD, MO (APRIL 21, 2020) – Guaranty Federal Bancshares, Inc. (the “Company”) announced today that its subsidiary, Guaranty Bank (the “Bank”), hired Craig Dunn to serve as Executive Vice President, Chief Commercial Banking Officer. As a member of the bank’s executive management team, Dunns’ primary responsibility will be to oversee the management, direction, and development of the bank’s commercial banking and corporate services lines of business.

Dunn has nearly 30 years of banking experience, beginning his career at FCS Financial as a credit analyst and loan officer. In 1996 he joined Empire Bank as an area vice president in Fair Grove and in 2004 he joined Citizens National Bank as senior vice president/commercial lender. In 2010 he rejoined Empire Bank as senior vice president/commercial lender until he was named regional president of Bear State Bank in 2012. Most recently Dunn was president of Regent Bank in Springfield.

“Craig has an extensive background in community bank management and commercial banking and will be an excellent addition to our executive team,” said Shaun Burke, President and CEO. “He is a proven leader, has impeccable character, is actively involved in the community and has a great knowledge of our market.”

Dunn holds a bachelor’s degree from Missouri State University in Agricultural Economics and a Master’s in Business Administration from Southwest Baptist University in Bolivar. He is also a graduate of the Graduate School of Banking in Madison, Wis.

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About Guaranty Federal Bancshares, Inc.

Guaranty Federal Bancshares, Inc. (NASDAQ:GFED) has a subsidiary corporation offering full banking services. The principal subsidiary, Guaranty Bank, is headquartered in Springfield, Missouri, and has 16 full-service branches in Christian, Greene, Jasper, and Newton counties plus a Loan Production Office in Webster County. Guaranty Bank is a member of the MoneyPass and TransFund ATM networks which provide its customers surcharge free access to more than 32,000 ATMs nationwide. For more information visit the Guaranty Bank website: www.gbankmo.com.

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the SEC, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “believes,” “expects,” and similar expressions are intended to identify such forward-looking statements but are not the exclusive means of identifying such statements.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions, that are subject to change based on various important factors (some of which are beyond the Company’s control). The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements:

● the strength of the United States economy in general and the strength of the local economies in which we conduct operations;

● the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve, inflation, interest rates, market and monetary fluctuations;

● the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors’ products and services;

● the willingness of users to substitute competitors’ products and services for our products and services;

● our success in gaining regulatory approval of our products and services, when required;

● the impact of changes in financial services laws and regulations (including laws concerning taxes, banking, securities and insurance);

● technological changes;

● the ability to successfully manage and integrate any future acquisitions if and when our board of directors and management conclude any such acquisitions are appropriate;

● changes in consumer spending and saving habits;

● our success at managing the risks resulting from these factors; and

● other factors set forth in reports and other documents filed by the Company with the SEC from time to time.